Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of U.S. Energy Systems, Inc. on Form S-8 (No. 333-31030), Form S-8 (No. 333-75690), Form S-3 (No. 333-36307), Form S-3 (No. 333-36232), Form S-3 (No. 333-55872) and Form S-3 (No. 333-87264) of our report dated March 31, 2006, on the Consolidated Financial Statements of U.S. Energy Systems, Inc. and subsidiaries as of December 31, 2005, and for the year then ended, which report appears in its 2005 Annual Report, on Form 10-K.

/s/ EISNER LLP
New York, New York
April 5, 2006